Exhibit 23.1

                              Accountants' Consent

We consent to the use of our report incorporated by reference in the registration statement on Form S-3 regarding Fastcomm Communications Corporation dated June 21, 1996, and to the reference to our firm under the heading "Experts" in the registration statement.


/s/ BDO SEIDMAN, LLP

BDO Seidman, LLP
Atlanta, Georgia
April 28, 1997